EX-34.7
(logo) NDB LLP
Accountants & Consultants


Report of Independent Registered Public Accounting Firm


Senior Management
Rialto Capital Advisors, LLC


We have examined management's assertion, included in the accompanying Management's Assertion on Compliance with Applicable Regulation AB Servicing Criteria ("Management Assertion"), that Rialto Capital Advisors, LLC ("Rialto"), complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's (SEC) Regulation AB with respect to the commercial mortgage loan platform ("Regulation AB Platform") as defined in the Management Assertion related to the below-named Commercial Mortgage-Asset Backed Securities Transactions, except for any instances of material non-compliance described therein, as of December 31 2013, and for the reporting period of January 1, 2013, to December 31,2013, excluding criteria 1122 (d)(l)(iii), (d)(3)(ii),
(d)(3)(iii), (d)(3)(iv), (d)(4)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x)
(d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), and (d)(4)(xv) which management has determined are not applicable to the activities performed by Rialto with respect to the platform.



  Agreements               Applicable Certification Period

WFRBS 2012-C8           January 1, 2013, to December 31, 2013
FDIC 2012-C1            January 1, 2013, to December 31, 2013
WFCM 2012-LC5           January 1, 2013, to December 31, 2013
UBS 2012-C3             January 1, 2013, to December 31, 2013
UBS 2012-C4             January 1, 2013, to December 31, 2013
GSMS 2012-GCJ9          January 1, 2013, to December 31, 2013
JPMCC 2012-LC9          January 1, 2013, to December 31, 2013
COMM 2013-LC6           January 30, 2013, to December 31, 2013
WFRBS 2013-C12           March 20, 2013, to December 31, 2013
UBS 2013-C6              April 25, 2013, to December 31, 2013
GSMS 2013-GCJ12          May 30, 2013, to December 31, 2013
WFRBS 2013-C14           June 6, 2013, to December 31, 2013
WFRBS 2011-C5            June 19, 2013, to December 31, 2013
WFCM 2013-LC12           July 30, 2013, to December 31, 2013
WFRBS 2011-C2           August 22, 2013, to December 31, 2013
WFRBS 2011-C3           August 22, 2013, to December 31, 2013
WFRBS 2011-C4           August 22, 2013, to December 31, 2013

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UBS 2011-C1             August 30, 2013, to December 31, 2013
UBS 2012-C1             August 30, 2013, to December 31, 2013
WFRBS 2012-C6           August 30, 2013, to December 31, 2013
GSMS 2011-GC3          September 4, 2013, to December 31, 2013
COMM 2013-LC13         September 27, 2013, to December 31, 2013
WFRBS 2013-C16         September 30,2013, to December 31,2013
GSMS 2013-GCJ16        November 20, 2013, to December 31, 2013
WFRBS 2013-Cl7         November 20, 2013, to December 31, 2013
GSMS 2012-GC6          October 18, 2013, to December 31, 2013
MSBAM 2013-C13         December 18, 2013, to December 31, 2013


Management is responsible for Rialto's compliance with the servicing criteria. Our responsibility is to express an opinion on Management's Assertion about Rialto's compliance with the relevant servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and, accordingly, included examining on a test basis, evidence about Rialto's compliance with the servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included a selection of samples of transactions and compliance activities related to the platform during the examination period and determining whether Rialto processed those transactions and performed those activities in compliance with the relevant servicing criteria. Our testing of selected transactions and compliance activities was limited to calculations, reports, and activities performed by Rialto during the period covered by this report. Our procedures did not include determining whether errors may have occurred prior to our tests that may have affected the balances or amounts calculated or reported by Rialto during the period covered by this report for the selected transactions or any other transaction. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Rialto's compliance with the servicing criteria.

In our opinion, Management's Assertion that Rialto complied with the relevant servicing criteria related to the aforementioned Commercial Mortgage-Asset Backed Securities Transactions, backed by the mortgage collateral pledged under such Commercial Mortgage-Asset Backed Securities Transactions, as of December 31, 2013, and the aforementioned reporting period then ended, is fairly stated, in all material respects.


/s/ NDB Accountants & Consultants, LLP
Atlanta, Georgia.
February 28, 2014.


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